UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                                     )
In re                                                )
                                                     )       Chapter 11 Case No.
FRD ACQUISITION CO.,                                 )
                                                     )       01-00436 (PJW)
                                                     )
                                    Debtor.          )
                                                     )


                     STIPULATION AND AGREEMENT OF SETTLEMENT

                  This Stipulation and Agreement of Settlement (the "Stipulation and Agreement") is made as of the 19th day of February, 2002, and is entered into by and among FRD Acquisition Co. (the "Debtor" or "FRD"), the Official Committee of Unsecured Creditors of FRD Acquisition Co. (the "Creditors' Committee"), Advantica Restaurant Group, Inc. ("Advantica"), Denny's, Inc. ("Denny's"), FRI-M Corporation ("FRI-M"), Coco's Restaurants, Inc. ("Coco's"), and Carrows Restaurants, Inc. ("Carrows") (each a "Party" and, collectively, the "Parties").

                  The Parties have agreed to a global resolution of various disputes relating to the administration of the Debtor's chapter 11 case and jointly to support a chapter 11 plan for the Debtor consistent with the terms hereof.

                  All actions, conduct, or statements made by the Parties in connection with the transactions contemplated by this Stipulation and Agreement relate to a compromise and settlement and at all times shall be governed by Rule 408 of the Federal Rules of Evidence and any and all similar and applicable statutory provisions and rules of law.

A.    TERMS OF STIPULATION

                1. As of January 31, 2002, there is $48,745,556 in principal amount in loans, plus accrued but unpaid interest, fees, and expenses (as such amounts may increase or decrease from time to time, the "Outstanding Loans") and $9,598,000 in letters of credit (as such amount may decrease from time to time, the "Outstanding L/Cs") in connection with certain potential workers' compensation liability of FRD (the "L/C Liability") outstanding under that certain Credit Facility dated as of May 14, 1999 among Coco's, Carrows, jojos Restaurants, Inc., as borrowers, FRD, FRI-M, as Guarantors, the lenders named therein, and Credit Lyonnais, as Administrative and Collateral Agent (the "Credit Facility"). The Outstanding Loans and Outstanding L/Cs are asserted by Advantica and Denny's to reflect obligations of the Debtor's indirect operating subsidiaries, Coco's and Carrows, to Denny's, and to be the subject of a guarantee claim by Denny's against the Debtor's estate. On the terms and conditions set forth in this Stipulation and Agreement and its Schedules: (a) Denny's will (i) forbear from exercising any rights or remedies it may have with respect to any defaults that exist under the Credit Facility on the date hereof for a period ending 120 days from the date of Court approval of the Stipulation and Agreement (the "Forbearance Period") and (ii) provide FRD and its operating subsidiaries with the option of repaying the Outstanding Loans at the discounts as provided for herein until the end of the 120-day Forbearance Period (the date of such payment, the "Refinancing Date"); and (b) all litigation and discovery among the Parties shall be stayed until the end of the Forbearance Period and dismissed with prejudice upon the occurrence of the Refinancing Date.

                2. During the Forbearance Period, the Creditors' Committee, its members, FRD, its management, and its operating subsidiaries will, in good faith, use their best efforts to obtain financing (the "New Senior Debt") sufficient to repay the Outstanding Loans, less a $10 million discount (the "Maximum Discounted Repayment").

                3. If, by or prior to the end of the Forbearance Period, FRD obtains sufficient financing to make the Maximum Discounted Repayment in full, Denny's will accept the Maximum Discounted Repayment in full and complete satisfaction of the Outstanding Loans. For example, if the Refinancing Date occurred on the date hereof, Denny's would accept a Maximum Discounted Repayment of $38,745,556, plus any accrued but unpaid interest and fees, in cash in full and complete satisfaction of the $48,745,556 in Outstanding Loans, plus any accrued interest and fees currently outstanding.

                4. Alternatively, if FRD obtains less than sufficient financing to make the Maximum Discounted Repayment in full, Denny's will receive, in full and complete satisfaction of the Outstanding Loans, (x) the net available proceeds of the financing (plus, to the extent necessary or appropriate, such cash on hand at FRD's operating subsidiaries as is required to make the net proceeds payable to Denny's not less than $20 million), (y) the New Junior Secured Notes (as described in Schedule I annexed hereto) in an aggregate principal amount equal to the Outstanding Loans, less (i) the cash proceeds actually received by Denny's on the Refinancing Date and (ii) any applicable initial repayment discount as set forth on Schedule III, and (z) equity in reorganized FRD equal to a maximum of 10% of the common stock (calculated before any dilution as a consequence of the issuance of stock to new management) reduced by .5556% for each $1 million over $20 million paid to Denny's on the Refinancing Date. The New Junior Notes shall be subject to certain prepayment discounts as set forth in Schedule III annexed hereto. For example, if the Refinancing Date occurred on the date hereof (and assuming for the purposes of simplicity that the Outstanding Loans total $48 million) and Denny's received $29 million in cash, it would also receive (x) $14 million in aggregate principal amount of New Junior Notes (which represents the remaining balance of $19 million, less a $5 million initial discount) and (y) equity equal to 5% of the new common stock of FRD.

                5. The Parties will explore commercially reasonable options, including, without limitation, the posting of bonds, to replace the Outstanding L/Cs and cause the cash collateral supporting such L/Cs to be released. If, however, FRD is unable to replace the Outstanding L/Cs with a commercially reasonable alternative, Denny's agrees that the Outstanding L/Cs will stay in place and be allowed to run off in the ordinary course. In the event the Outstanding L/Cs are not replaced, Denny's will receive an L/C Note (as described on Schedule II annexed hereto) to provide reimbursement if any Outstanding L/Cs are drawn upon. FRD will pay Denny's an L/C commitment fee payable annually in cash equal to 6% per annum on the cash collateralizing the pending L/C exposure as reduced over time. Denny's agrees to use, in good faith, its reasonable best efforts to obtain a renewal of such Outstanding L/Cs by the issuing financial institution(s) to the extent such Outstanding L/Cs continue to be required to support the L/C Liability. In the event the Outstanding L/Cs are not replaced and the issuing financial institution refuses to renew such Outstanding L/Cs upon their expiration, Denny's agrees to cash collateralize replacement letters of credit from one or more alternative financial institutions. Any fees incurred in connection with such new letters of credit will be payable by FRD.

                6. To the extent requested by FRD, Advantica shall provide FRD, pursuant to a mutually satisfactory management and services agreement (the "Services Agreement"), with management services consistent with the services currently being provided to FRD and/or its operating subsidiaries by Advantica as set forth in Schedule IV hereto (the "Management Services") at the annual cost specified therein. Advantica shall bill FRD for the Management Services monthly, which bills FRD shall promptly pay in cash. Advantica agrees to provide such services for a one-year period following the Refinancing Date. Such one-year period shall be extended, at FRD's exclusive option, for an additional 90-day period (at a pro rated cost) upon the transmission of written notice thereof to Advantica no later than 60 days prior to the end of the initial one-year period. FRD may at any time terminate the agreement for the provision of some or all of the Management Services by providing Advantica with 60-days prior written notice of such termination.

                7. Advantica further agrees to provide FRD and/or its operating subsidiaries pursuant to the Services Agreement with the services of its current or a replacement information technology contractor consistent with the services currently being provided to FRD and/or its operating subsidiaries by Affiliated Computer Services,

Inc. (the "IT Services") at Advantica's actual cost for such services for a one-year period following the Refinancing Date. Advantica shall bill FRD for the actual cost of the IT Services on a monthly basis, which bills FRD shall promptly pay in cash. Such one-year period shall be extended, at FRD's exclusive option, for an additional six months upon the transmission of written notice thereof to Advantica no later than 60 days prior to the end of the initial one-year period. FRD may at any time terminate the agreement for the provision of such IT Services by providing Advantica with 60-days prior written notice of such termination.

                8. The Parties agree to take such steps as are necessary to retain as soon as practicable a mutually-acceptable executive search firm at FRD's expense to identify mutually-acceptable new senior management for the reorganized FRD. The Parties further agree to discuss, and in good faith seek to agree on, an appropriate incentive program for existing senior management so as to facilitate the full cooperation of such management in ensuring that the terms and provisions of this Stipulation and Agreement are effectuated, and so as to provide for an efficient transition of management services for a reorganized FRD.

                9. The Parties further agree to use their best efforts to ensure that, as soon as practicable, the Uniform Franchise Offering Circulars for Coco's and Carrows are brought into compliance with all applicable requirements and are approved by the relevant regulatory authorities at the earliest possible time.

                10. The Parties further agree to analyze and, where appropriate, implement strategic initiatives for FRD's business operations, such as sale-leaseback

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




or similar transactions.

                11. The Parties also agree to cooperate in good faith in all matters relating to the administration of FRD's estate and the operation of FRD's businesses.

                12. All of the Parties acknowledge and understand that the primary responsibility and obligation of Advantica and Denny's, and their respective managements, is their management of the day-to-day operation of Denny's.

                13. Upon Bankruptcy Court approval of this Stipulation and Agreement, in order to implement the agreements set forth herein, including, without limitation, the preparation and prosecution of a chapter 11 plan consistent with the terms hereof, the Parties agree that Coco's and Carrows will upstream funds to FRD in the amount of $933,309.22, which amount is equal to 75% of the fees and 100% of the expenses of Berlack, Israels & Liberman LLP (as of February 1, 2002, known as Brown Rudnick Berlack Israels LLP) ("Berlack") and The Bayard Firm ("Bayard"), that have been approved by the Bankruptcy Court as of January 31, 2002. In addition, the parties agree that Coco's and Carrows will periodically upstream funds to FRD sufficient to pay Berlack, Bayard, and Chanin & Company LLC ("Chanin") 75% of all fees and 100% of all expenses incurred by those entities during the period commencing February 1, 2002 through the earlier to occur of (x) the Refinancing Date and (y) the end of the Forbearance Period as set forth in each such professional's monthly fee application, as such term is used in the April 4, 2001 Administrative Order entered in this case (the "Administrative Order") that are not subject to objection pursuant to the terms of the Administrative Order. Payment of such fees and expenses shall be made to Berlack,

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



Bayard, and Chanin, consistent with the foregoing, within ten business days of the expiration of the 20-day objection period provided for in the Administrative Order. The balance of fees and expenses through the Refinancing Date due to Berlack, Bayard, and Chanin, as well as all of the other professionals retained in the Debtor's chapter 11 case, will be paid, subject to Bankruptcy Court approval, by FRD or on or after the Refinancing Date as directed by final order of the Bankruptcy Court. In addition to the foregoing, sufficient funds as necessary for the payment of reasonable executive search costs and due diligence, commitment, and similar fees (not related to retained professionals) associated with the refinancing referenced, inter alia, in paragraph A(2) of this Stipulation and Agreement, will be upstreamed to the Debtor.

                14. The Parties agree to take all reasonable steps to minimize ongoing administrative expenses of the FRD estate. To that end, with the exception of the counsel to FRD (Bayard) and the counsel and financial advisor to the Creditors' Committee (Berlack and Chanin), the activities in connection with this case of all other professionals retained at FRD's expense in this case will be suspended upon the Parties' entry into this Stipulation and Agreement; provided, however, that the Special Committee of the FRD Board of Directors (the "Special Committee") may consult with such professionals to the extent that the Special Committee deems necessary to comply with its fiduciary duties.

                15. The material terms of this Stipulation and Agreement shall promptly be incorporated into a chapter 11 plan, satisfactory in form and substance to all Parties, that shall be filed with the Court, with a goal of having an effective date of such chapter

11 plan on or before the end of the Forbearance Period. Each of the Creditors' Committee, FRD, Advantica, and Denny's agrees to be a joint proponent, and to support the confirmation, of such chapter 11 plan.

                16. On the Refinancing Date, Advantica, Denny's, FRD, FRI-M, Coco's, and Carrows, the creditors of FRD, the Creditors' Committee, its members, and their respective affiliates, direct or indirect subsidiaries, officers, directors, and advisors will automatically be released from all claims and causes of action of every kind and nature, from the beginning of time through the Refinancing Date, whether known or unknown, that Advantica, Denny's, FRD, FRI-M, Coco's, Carrows, or creditors of FRD (including, but not limited to, the Creditors' Committee and its individual members) and their respective affiliates, direct or indirect subsidiaries, officers, directors, and advisors may have against any of them that in any way relate to, or arise in connection with, FRD, FRI-M, Coco's, or Carrows, including, without limitation, their businesses, operations, or financing, including, without limitation, the Credit Facility. Notwithstanding the foregoing, the Parties specifically agree that this paragraph shall not release (i) any claims related to or arising out of claims filed by the Pension Benefit Guaranty Corporation in the Debtor's chapter 11 case, (ii) the specific undertakings set forth in this Stipulation and Agreement, (iii) FRD from any claims creditors of FRD may have against FRD or its estate, or (iv) creditors of FRD from any claims FRD or its estate may have against such creditors. The chapter 11 plan to be filed pursuant to the terms of this Stipulation and Agreement will also contain a release consistent with the foregoing in a form and in substance reasonably satisfactory to the Parties.

                17. Conditions precedent to the effectiveness of this Stipulation and Agreement shall be: (i) its approval by the Boards of Directors of FRD, Advantica, and Denny's; (ii) approval by the Creditors' Committee; and (iii) the consent of Denny's working capital lender, which consent Denny's shall seek, in good faith, to acquire as soon as possible.

                18. In order to implement the terms of this Stipulation and Agreement, the Creditors' Committee, FRD, Advantica, and Denny's will file a joint motion on an expedited basis, seeking approval of the terms and conditions of this Stipulation and Agreement in accordance with Bankruptcy Rule 9019. Each of the Parties agrees to support this motion. Approval of the terms of this Stipulation and Agreement in all material respects by the Bankruptcy Court pursuant to Bankruptcy Rule 9019 shall be a condition precedent to the effectiveness of the other provisions set forth herein.

                19. The Parties agree that all affirmative efforts by FRD and its professionals related to a potential sale of FRD or its assets to a third party shall be suspended during the Forbearance Period in order to ensure that the Parties' focus and efforts are directed exclusively toward the consummation of the refinancing transactions and related matters contemplated herein. The foregoing shall not preclude the review of any unsolicited purchase offers that may be received by FRD or its professionals.

II.   REPRESENTATIONS AND WARRANTIES

                Each of the Parties represents and warrants to the other Parties that:

                1. It has carefully read this Stipulation and Agreement and knows and understands its contents completely; it has consulted its attorneys and is executing

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




this Stipulation and Agreement of its own free will, act, and deed; and in making this Stipulation and Agreement, it is not relying upon any statements or representations other than as expressly stated herein or in any other written agreements between the Parties hereto.

                2. Each individual signing this Stipulation and Agreement has complete authority to act for the named Party and has the authority to bind it and all other persons or entities with any right, title, or interest therein.

                3. It has received full and adequate consideration for the execution and delivery of this Stipulation and Agreement, and the Stipulation and Agreement constitutes its legal and valid obligation and is binding upon it in accordance with its terms.

III.    GENERAL PROVISIONS

                1. The terms of this Stipulation and Agreement are contractual and are not mere recitals.

                2. Any modification or waiver of any provision of this Stipulation and Agreement, or any consent to any departure from the terms of this Stipulation and Agreement, shall not be binding unless the same is in writing and signed by all of the Parties then in existence.

                3. Section headings are inserted for convenience only and shall not affect any construction or interpretation of this Stipulation and Agreement.

                4. The language of all parts of this Stipulation and Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or


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



against any Party, because the Stipulation and Agreement was drafted by the mutual efforts of all the Parties hereto.

                5. Each Party agrees to execute any and all documents reasonably required to effectuate the purposes and intent of this Stipulation and Agreement, at present or in the future.

                6. The Stipulation and Agreement shall be binding upon, and inure to the benefit of, each Party hereto and its respective predecessors, representatives, successors, assigns, and all parties or entities acting in concert with any of them.

                7. This Stipulation and Agreement shall be governed by the laws of the State of New York, without regard to its rules regarding choice of law.

                8. This Stipulation and Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument. This Stipulation and Agreement shall be binding upon execution by all Parties.

Dated: February 19, 2002
                                       OFFICIAL COMMITTEE OF UNSECURED
                                       CREDITORS OF FRD ACQUISITION CO.

                                       By:      /s/Mark Zand
                                            ------------------------------------
                                            Title: Chairman


                                       FRD ACQUISITION CO.

                                       By:      /s/Raul R. Tapia
                                            ------------------------------------
                                            Title: Chairman

                                       12




                                       ADVANTICA RESTAURANT GROUP, INC.

                                       By:      /s/Andrew F. Green
                                            ------------------------------------
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                       DENNY'S, INC.

                                       By:      /s/Andrew F. Green
                                            ------------------------------------
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



                                       FRI-M CORPORATION

                                       By:      /s/David O. Devoy
                                            ------------------------------------
                                            Title: President and
                                                   Chief Financial Officer



                                       COCO'S RESTAURANTS, INC.

                                       By:      /s/David O. Devoy
                                            ------------------------------------
                                            Title: President and
                                                   Chief Financial Officer


                                       CARROWS RESTAURANTS, INC.

                                       By:      /s/David O. Devoy
                                            ------------------------------------
                                            Title: President and
                                                   Chief Financial Officer


SO ORDERED:
                                       /s/Peter J. Walsh
                                       --------------------------------
                                       Peter J. Walsh, U.S. B. J.

                                   SCHEDULE I

                        TERMS OF NEW JUNIOR SECURED NOTES

COLLATERAL:             Second priority liens and security interests in and to
                        all of the assets of FRD and all of its subsidiaries, subject only to the liens and security interests granted to the exit financing lender (the "New Senior Debt")

INTEREST:               100 basis points over the rate for the New Senior Debt;
                        provided that if the interest rate on the New Senior
                        Debt is 12% or higher, the interest rate on the New
                        Junior Notes shall be equal to the interest rate on the New Senior Debt

AMORTIZATION:           Interest only for first year, amortized thereafter based
                        on a ten-year schedule

PAYMENT: 4 years; repayable without penalty as set forth in the annexed repayment matrix; partial prepayments will be entitled to a pro rata discount

DISCOUNTS:              Discounts shall be applied to the New Junior Secured
                        Notes as set forth in the annexed repayment matrix

COVENANTS
AND EVENTS OF DEFAULT:  Same as in the New Secured  Debt.  In addition, the
                        Junior Secured Notes will contain other covenants, including, without limitations restrictions on the permitted amount of senior debt.

ASSET SALES
AND FRANCHISING:        Denny's and the New Senior Debt lender will discuss an
                        intercreditor agreement that will, among other things, provide for a sharing formula among the New Senior Debt lender and Denny's with respect to the proceeds of asset sales and franchising; FRD and the Creditors' Committee will cooperate, to the extent necessary, in such negotiations.

                                  SCHEDULE II

                               TERMS OF L/C NOTES



NATURE OF INSTRUMENT:             Note  triggered  only  by a  draw  against any
                                  Outstanding L/Cs

COLLATERAL:                       Same as New Junior Secured Note.  The New
                                  Junior Secured Note and the L/C Note will be pari passu in priority

INTEREST AND AMORTIZATION:        There will not be any amortization or interest
                                  payable unless and until an Outstanding L/C is drawn upon. Once an Outstanding L/C is drawn upon, the aggregate principal amount of the drawn L/Cs will amortize quarterly and interest will be payable thereafter at the same rate as the New Senior Notes.

TERM: 4 years; prepayable without penalty at any time as set forth below

PREPAYMENT:                       The  L/C  Note  may be  prepaid in cash at any
                                  time.

EXPIRATION OF L/CS:               As   Outstanding   L/Cs   expire,   the   cash
                                  collateral supporting such L/Cs will be released to Denny's

COVENANTS AND EVENTS OF DEFAULT:  Same  as  those  contained in the  New  Junior
                                  Secured Notes

                                  SCHEDULE III

                                REPAYMENT MATRIX
                                ($ in millions)


                         Approximate Claim Amount: $48

                     ------------------ ----------------- ----------------- ------------------ ----------------- -----------------
                       Call Period 1      Call Period 2     Call Period 3     Call Period 4      Call Period 5     Call Period 6
----  -------- ----  ------------------ ----------------- ----------------- ------------------ ----------------- -----------------
      Initial         Call  Call Total   Call  Call Total  Call Call  Total  Call  Call  Total  Call Call  Total  Call  Call Total
Cash  Discount Note  Price  Dcnt  Dcnt  Price  Dcnt Dcnt  Price Dcnt  Dcnt  Price  Dcnt  Dcnt  Price Dcnt  Dcnt  Price  Dcnt Dcnt
----  -------- ----  ------------------ ----------------- ----------------- ------------------ ----------------- -----------------
38.0    10.0    0.0  ---    ---  10.0   ---   ---  10.0    ---   ---  10.0   ---   ---  10.0   ---   ---  10.0   ---   ---  10.0
33.5     7.5    7.0  71.4%  2.0   9.5  75.0%  1.8   9.3   78.6%  1.5   9.0  82.1%  1.3   8.8  85.7%  1.0   8.5  89.3%  0.7   8.2
29.0     5.0   14.0  71.4%  4.0   9.0  75.0%  3.5   8.5   78.6%  3.0   8.0  82.1%  2.5   7.5  85.7%  2.0   7.0  89.3%  1.5   6.5
24.5     2.5   21.0  71.4%  6.0   8.5  75.0%  5.3   7.8   78.6%  4.5   7.0  82.1%  3.8   6.3  85.7%  3.0   5.5  89.3%  2.2   4.7
20.0     0.0   28.0  71.4%  8.0   8.0  75.0%  7.0   7.0   78.6%  6.0   6.0  82.1%  5.0   5.0  85.7%  4.0   4.0  89.3%  3.0   3.0






                Call Schedule:

        Call Period       Months
        -----------       ------

             1             1-12
             2             13-24
             3             25-30
             4             31-36
             5             37-42
             6             43-48

                                  SCHEDULE IV


                               MANAGEMENT SERVICES


                                                   Annual
              Category                              Cost
              --------                             ------

         Financial Services                       1,103,923

         Treasury                                   102,302

         Legal/Food Safety                          340,327

         Purchasing                                 292,997

         Risk Management                             17,912

         Tax                                         71,561

         Human Resources                            339,390

         Advantica Provided
          Information Technology
          Services                                  257,273

         Contractor Provided
          Information Technology
          Services                                5,200,000
                                                 ----------

                    Total                        $7,725,685
                                                 ==========